Investor Relations
FY08 Conference Call
December 1, 2008

 With the exception of historical information, the matters discussed in this presentation are forward looking statements that involve a number of risks and uncertainties. The actual results of the Company could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to: continuing demand for the Company’s products; competitive factors; the Company’s ability to finance future growth; the Company’s ability to produce and market new products in a timely fashion; the Company’s ability to continue to attract and retain skilled personnel; the Company’s ability to identify, evaluate, and close suitable acquisitions; and the Company’s ability to sustain or improve current levels of productivity. Further information on the
 Company’s risk factors is contained in the Company’s quarterly and annual reports and filed with the Securities and Exchange Commission.
Safe Harbor Statement Under the
Private Securities Litigation Reform Act
of 1995

Introduction and Welcome
• Introduction and Welcome
• Agenda
 – Fourth Fiscal Quarter FY 2008 Summary
 – Entire FY 2008 Summary
 – Progress Review
 – Strategy Going Forward
 – Questions and Answers

Fourth Fiscal Quarter 2008 Summary
• Gross revenues = $1.84 MM (decrease of 17.9% from 4Q07)
 – Pharmaceutical software and services = $1.09 MM (down 25.4% from
 4Q07)
 – Words+ subsidiary = $744,000 (down 3.6% from 4Q07)
• SG&A = $995,000 (up 13.1% from 4Q07)
• R&D Expense = $290,000 (up 54.4% from $188,000 in 4Q07). Total R&D expenditures up 13.1% including capitalized software development costs
• Income Before Income Taxes = $151,000, a decrease of 77.5% from $671,000 in 4Q07
• Tax benefit of $14,000 for the quarter to bring Y-T-D rate to 29.5%
• Net Income = $165,000 ($0.009/FD share) an increase from a loss of $57,000 or (a loss of $0.003/FD share) in 4Q07.
• Cash = $6.64 MM - including ARS for $750,000 (up 46.3% from $4.54 MM in
 4Q07)
• Shareholders’ Equity = $9.92 MM (up 29.4% from $7.67 MM at the beginning of the fiscal year)

Fourth Quarter FY08 Sales
• Pharmaceutical software and services
 – Q4 revenues were down as a result of:
 • One order for $118,800 that was renewed early in Q3
 • Nine companies that did not renew ($413,800):
 – 4 because of budget cuts
 » One of these may have money in 2009 ($112,500 last year)
 – 2 because the user left the organization
 – 1 because of change of research focus
 – 2 went with competitors for lower price
 – Offsetting the net decrease from the above was $165,000 in sales to 5 new customers and $110,000 in increased sales to existing customers
• Words+
 – Q4 revenues were down slightly from 4Q07

Fiscal Year 2008 Summary
• Gross revenues = $8.97 MM (increase of 1.2% from FY07)
 – Pharmaceutical software and services = $6.06 MM (up 5.2% from FY07)
 – Words+ subsidiary = $2.91 MM (down 6.1% from FY07)
• SG&A = $3.70 MM (41.2% of sales, up from 39.0% in FY07)
• R&D Expense = $990,000 (up 21.5% from $815,000 in FY07). Total R&D expenditures increased 23.1% including capitalized software development costs
• Income Before Income Taxes = $2.4 MM, a decrease of 6.8% from $2.62 MM in FY07
• Net Income = $1.73 MM ($0.095/FD share) an increase of 15.9% from $1.47
 MM or ($0.082/FD share) in FY07.
• Cash = $6.64 MM - including ARS for $750,000 (up 46.3% from $4.54 MM in
 4Q07). We have executed an option with UBS whereby they have agreed to buy back the ARSs after January 1, 2009 at full face value plus interest.
• Shareholders’ Equity = $9.92 MM (up 29.4% from $7.67 MM at the beginning of the fiscal year)

Fiscal Year 2008 Sales
• Net increase of 1.2%
• Pharmaceutical software and services
 – Increase of 5.2% ($300,000)
 • Software licenses
 • Consulting services
 • Funded collaborations
• Words+
 – Decrease of 6.1% ($190,000)
 • Lower sales of “Freedom”, “TuffTalker Plus”, and MessageMate
 • Increase sales of Say-it! SAM and “TuffTalker” did not offset

Share Repurchase Agreement
• Share repurchase agreement was approved by the board of
 directors:
 – Authorizes repurchase of up to $2.5 million in shares over one-year period beginning October 27, 2008 and ending October 26, 2009
 – Subject to all applicable rules of the SEC and NASDAQ regarding stock buybacks - volume limitations, up-tick requirement, etc.
 – Strategy is to buy back as many shares as possible to reduce number of shares outstanding, not to push up stock price. We believe this is the better strategy for our long-term shareholders.
 – As of today, the company has not bought back any shares, but we have authorized our broker to begin and we expect purchases soon within the restrictions imposed by the SEC and NASDAQ.

Progress During FY2008
• ADMET Predictor/ADMET Modeler
 – Version 3.0 released in June
 • More than 50 new quantum charge-related descriptors added from the work we did under our Phase I SBIR project last year, and subsequent work funded internally
 • All existing property models retrained with the new descriptors, resulting in improved accuracy, fewer numbers of descriptors required, or both
 – Consistent #1 ranking for predictive accuracy in comparison studies
 – Funded collaboration announced for development of a dose
 optimization capability - beta version being delivered to customer today. Enables medicinal chemists to input large files of molecular structures along with any combination of their own data and ADMET
 Predictor’s built-in predictions to get estimates of the dose amount required to reach effective plasma concentrations. This is an important shift in how medicinal chemists work because it provides them with the ability to evaluate complex interactions among multiple properties, rather than thinking only about potency.

Progress - 2
• ClassPharmer
 – Version 4.5 released in June
 – Pair SAR (structure-activity relationship) feature allows rapid detection of small changes in molecular structure that result in large changes in properties
 – Full integration with ADMET Predictor
 • De novo molecule design capabilities have become a powerful new tool for multidimensional design of new drug-like molecules
 – New release expected soon with expanded graphics capabilities that enable chemists to visualize complex relationships in multiple dimensions
• DDDPlus
 – Working toward new release before end of year
 – User base continues to grow for this new technology
 – Contract study with Northeastern University for measurement of solubility of 200 drugs in simulated gastric, fasted state intestinal, and fed state intestinal fluids will contribute to our ability to calibrate dissolution models in these physiologically relevant environments.

Progress - 3
• GastroPlus
 – Version 6.0 released in June
 • Additional improvements to our new IVIVCPlus™ Module - important capability for generic and innovator companies
 • PKPlus™ Module - pharmacokinetics for multiple oral and iv doses
 • PDPlus™ Module - improved pharmacodynamic (response) modeling
 – Pfizer poster presented at Shanghai conference in May reported results of a two-year study comparing the four commercially available simulation programs with physiologically based pharmacokinetics
 (PBPK) capabilities. Ratings were based on the programs’ ability to predict human results from only laboratory and animal data for either intravenous or oral doses. GastroPlus placed #1 in both categories. No other program was consistently in the top 4.
 – FDA now has multiple licenses
 – Consulting contracts continue coming in to assist pharmaceutical companies worldwide in analyzing preclinical and clinical data with
 GastroPlus

Progress - 4
• Words+ subsidiary
 – Third quarter set new record for revenues. Fourth quarter was down slightly. First two quarters were the major
 problem because of end-of-life issues with PDA used in
 previous product. New product release at the end of Q1
 has now achieved excellent sales.
 – Major new product called Conversa™ was released - 12”
 touch tablet-based system with excellent sound quality
 – We are expanding the Words+ sales force both inside and
 outside the company, and we expect Words+ to continue
 to make a small but positive contribution going forward

Strategy Going Forward
• Pharmaceutical software and services
 – Continue to seek and hire exceptional scientists to expand Life Sciences team
 – Greater investment in R&D for product enhancement and development of new products and services. Strategic planning meeting held in November, during which a number of opportunities for new products and services were identified.
 – Expand the marketing and sales team - existing products are best-in-class
 – Continue seeking funded collaborations where appropriate
 • Drug-drug interaction in GastroPlus - ongoing
 • Ocular delivery - ongoing
 • Dose optimization in ADMET Predictor - ongoing
 • Pulmonary delivery - proposal in evaluation
 – Continue to seek accretive acquisitions with our growing cash reserves
 • Discussions now in progress with several companies
 – Greater promotion of our consulting services
 • Many companies are outsourcing more - our expertise in oral absorption and pharmacokinetics is at the top of the industry
 • Consulting often leads to software licenses - high future value
 – More training courses and seminars for all products
• Words+ subsidiary
 – National sales manager is continuing efforts to grow sales force
 – New web site design underway
 – Reevaluating options for acquisitions and growth

Summary
• Company is financially strong with steadily growing cash position and no debt. Shareholder equity continues to grow at about 30%.
• Growing, dedicated and extremely talented workforce
• Marketing and sales efforts are being expanded in both businesses
• We continue to be on the hunt for acquisition opportunities for complementary products and businesses
• Market potential on the pharmaceutical side of the business is in three areas: chemistry, preclinical/clinical analysis, and training. We believe there are many hundreds of companies that can productively use our products and services in this area, as well as additional growth potential within the pharmaceutical giants
• Market potential on the disability side of the business is also large. For example, our newest solutions address communication needs for autism, which is a growing part of the assistive technology market. Also, the new
 12” tablet has filled a hole in our product line that was created last year when we discontinued our super rugged product of this size. The previous unit was quite expensive, where the new unit will be priced within the
 Medicare allowables.
• These slides available by e-mail on request through info@simulations-
 plus.com

Questions?